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                                                                     Exhibit 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                            UNISPHERE SOLUTIONS, INC.

         I, THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, DO HEREBY CERTIFY as follows:

         FIRST:  The name of the Corporation is Unisphere Solutions, Inc.

         SECOND: The registered office of the Corporation is to be located at 1209 Orange Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to exercise any lawful purpose or power and to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of shares of stock which the Corporation is authorized to issue is 1,000 shares of Common Stock of the par value of $1.00 per share.

         FIFTH:  The name and address of the incorporator is as follows:

                    NAME                              ADDRESS
                    ----                              -------
              Jill F. Teich                   c/o Siemens Corporation
                                              1301 Avenue of the Americas
                                              New York, NY 10019

         SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

         (1) The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the Bylaws. Election of directors need not be by ballot unless the Bylaws so provide.

         (2) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

         (3) The directors shall have the power to make, alter or repeal by the Bylaws of the Corporation.

         (4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the Statutes of Delaware, of this Certificate, and of any Bylaws from time to time adopted by the stockholders; provided, however, that no Bylaws so adopted shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

         SEVENTH: The Corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

         EIGHTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, provided that nothing contained in this Article shall eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

         NINTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing at least three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

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         TENTH: The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

         ELEVENTH:  The Corporation is to have perpetual existence.

         IN WITNESS WHEREOF, I have set my hand and seal this 12th day of January, 1999.


                                                     /s/ Jill F. Teich
                                                     ------------------------
                                                     Jill F. Teich
                                                     Sole Incorporator

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                            UNISPHERE SOLUTIONS, INC.

         The undersigned, George Donahue, being a Vice President and Chief Financial Officer of Unisphere Solutions, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation") DOES HEREBY
CERTIFY:

         FIRST: That Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                  "FOURTH: The total number of shares of stock which the Corporation is authorized to issue is two hundred seventy-two million (272,000,000) shares of Common Stock of the par value of $1.00 per share."

         SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware by the written consent of the holder of all outstanding shares entitled to vote.

         IN WITNESS WHEREOF, the undersigned has affixed his signature as Vice President and has caused the corporate seal of this Corporation to be affixed, this 24 day of June, 1999.

                                                 /s/ George Donahue
                                                 -------------------------
                                                 George Donahue
                                                 Vice President and Chief
                                                 Financial Officer

ATTEST:

By:  /s/ E. Robert Lupone
     -----------------------
     E. Robert Lupone

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                            UNISPHERE SOLUTIONS, INC.

         Unisphere Solutions, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

         FIRST: That the Board of Directors of the Corporation acting pursuant to Section 242 of the General Corporation Law of the State of Delaware, by Unanimous Written Consent of the Board of Directors dated April 21, 2000, duly adopted the following resolutions:

RESOLVED:         That Article FOURTH of the Corporation's Certificate of
                  Incorporation, be and hereby is deleted and the following be and hereby is inserted in lieu thereof:

                  "FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 90,666,667 shares of Common Stock, $1.00 par value per share ("Common Stock").

FURTHER
RESOLVED:         That, upon the effective date of the filing of this
                  Certificate of Amendment (the "Effective Date"), each three issued and outstanding shares of Common Stock, $1.00 par value per share, on such Effective Date shall be combined and changed into one share of Common Stock, $1.00 par value per share, so that, from and after the Effective Date, each three shares of Common Stock, $1.00 par value per share, outstanding and held of record by each stockholder of the Corporation immediately prior to the Effective Date shall represent one share of Common Stock, $1.00 par value per share.

FURTHER
RESOLVED:         That if any stockholder would be entitled to a fractional
                  share of Common Stock as a result of the foregoing resolution
                  (aggregating all of the shares of Common Stock held by such stockholder immediately prior to the Effective Date), such fractional share shall be rounded to the nearest whole share
                  (with any half share rounded up).

         SECOND: That pursuant to a Consent of Stockholders, the holders of at least a majority of the outstanding shares of the Corporation's Common Stock consented to the adoption of the foregoing resolutions and the amendments contained therein; that written notice of such consent has been delivered to all stockholders not executing such Consent of Stockholders; and that such amendments were duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation law of the State of Delaware.



                           [Signature Page to Follow]



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         IN WITNESS WHEREOF, this Certificate has been signed by the President of the Corporation this 9th day of June, 2000.

                                              UNISPHERE SOLUTIONS, INC.

                                              By: /s/ James A. Dolce, Jr.
                                                  ---------------------------
                                                  James A. Dolce, Jr.
                                                  President

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
                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                            UNISPHERE SOLUTIONS, INC.

         Unisphere Solutions, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

         FIRST: That the Board of Directors of the Corporation acting pursuant to Section 242 of the General Corporation Law of the State of Delaware, by Unanimous Written Consent of the Board of Directors dated April 21, 2000, duly adopted the following resolutions:

RESOLVED:         That Article FOURTH of the Corporation's Certificate of
                  Incorporation, be and hereby is deleted and the following be and hereby is inserted in lieu thereof:

                  "FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 104,404,040 shares of Common Stock, $1.00 par value per share ("Common Stock).

         SECOND: That pursuant to a Consent of Stockholders, the holders of at least a majority of the outstanding shares of the Corporation's Common Stock consented to the adoption of the foregoing resolutions and the amendments contained therein; that written notice of such consent has been delivered to all stockholders not executing such Consent of Stockholders; and that such amendments were duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation law of the State of Delaware.


                           [Signature Page to Follow]

         IN WITNESS WHEREOF, this Certificate has been signed by the President of the Corporation this 9th day of June, 2000.

                                            UNISPHERE SOLUTIONS, INC.

                                            By: /s/ James A. Dolce, Jr.
                                                ---------------------------
                                                James A. Dolce, Jr.
                                                President



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


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           UNISPHERE SOLUTIONS, INC.


     Unisphere Solutions, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

     FIRST:    That the Board of Directors of the Corporation acting pursuant to Section 242 of the General Corporation Law of the State of Delaware, at a meeting thereof duly called and held on July 27, 2000, duly adopted the following resolution:

RESOLVED:      That Article FOURTH of the Corporation's Certificate of
               Incorporation, be and hereby is deleted and the following be and hereby is inserted in lieu thereof:

               "FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 105,824,172 shares of Common Stock, $0.01 par value per share ("Common Stock")."

     SECOND:   That pursuant to a Consent of Stockholders, the holders of at least a majority of the outstanding shares of the Corporation's Common Stock consented to the adoption of the foregoing resolutions and the amendments contained therein; that written notice of such consent has been delivered to all stockholders not executing such Consent of Stockholders; and that such amendments were duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation law of the State of Delaware.


                           [Signature Page to Follow]

     IN WITNESS WHEREOF, this Certificate has been signed by the President of the Corporation this 28th day of July, 2000.




                                   UNISPHERE SOLUTIONS, INC.



                                   By: /s/ James A. Dolce, Jr.
                                       _____________________________
                                       James A. Dolce, Jr.
                                       President and CEO



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

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                            UNISPHERE SOLUTIONS, INC.


Unisphere Solutions, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     FIRST: That the Board of Directors of the Corporation, by written action dated September 5, 2000, duly proposed and declared advisable the following amendment to the Certificate of Incorporation of the Corporation:

          That the Article FIRST of the Certificate of Incorporation of the Corporation is hereby deleted in its entirety and the following inserted in place thereof:

          "FIRST: The name of the Corporation is:

               Unisphere Networks, Inc."

          SECOND: That the effective date of said amendment is the date of filing with the Secretary of State of the State of Delaware.

          THIRD: That the stockholder holding the majority of the voting stock of the Corporation has duly consented to the adoption of the foregoing amendment and that the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, this Certificate has been signed by the President of the Corporation this 6th day of September, 2000.





                                       UNISPHERE SOLUTIONS, INC., a Delaware
                                       corporation

                                       By: /s/ James A. Dolce, Jr.
                                          -----------------------------------
                                          James A. Dolce, Jr.
                                          President and Chief Executive Officer













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